SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2008

General Automotive Company
(Exact name of registrant as specified in its charter)

Nevada	333-137755	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5422 Carrier Drive, Suite 309 Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  407-363-5633

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 9, 2008, the Board of Directors expanded the size of the board to five members as permitted by our bylaws and appointed Mr. Anthony J. Dowd and Mr. Kenneth F. Adams to fill the new vacancies, where they shall serve until the next annual meeting of the shareholders or until removed by other actions as allowed by our bylaws.

There are no family relationships between Mr. Anthony Dowd, Mr. Kenneth Adams, and any of our members of the Board of Directors or executive officers.

Neither Mr. Anthony Dowd nor Mr. Kenneth Adams has had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with either Mr. Dowd or Mr. Adams.

Anthony Dowd, 49, is the Managing Partner of Charter Oak International Partners, a private equity partnership based in Westport, Connecticut, as well as a General Partner of Charter Oak Partners, a thirty-two year old equity hedge fund.  From 1997 to 2007, he was the Managing Partner of Charter Oak Capital, a private equity co-investment fund.  During his 15 years at Charter Oak, he directed and led the partnerships’ acquisition of, or investment in, privately held businesses.  Since founding the private equity business for Charter Oak, he and his team have completed over 45 acquisitions.  Mr. Dowd graduated with distinction from the U.S. Military Academy at West Point with a B.S. Degree in Engineering in 1981 and earned an M.B.A. from the Wharton School of the University of Pennsylvania in 1988. Mr. Dowd currently serves on the Board of Directors of several privately held businesses.

Kenneth Adams, 62, was Vice President and Chief Financial Officer of Saab Cars USA, Inc., a subsidiary of General Motors Corporation and a wholesale distributor of Saab cars, parts and accessories with annual sales of more than $1 billion, from April 1992 until his retirement in February 2005. He also served on the company's Board of Directors from 1992 until December 2007, where he chaired the Audit Committee from May 2006 through December 2007. Mr. Adams joined Saab in 1974 as Treasurer and held roles of increasing responsibility over his 31 years with the company. In addition to being responsible for all its financial activities, controls and reporting as CFO, Mr. Adams was a member of the executive team, operations team, and chairman of the pension committee.  In addition, July 1997 through December 2002, Mr. Adams served as the CFO of Saab Financial Services Corp., a stand alone financial services company that provided retail and lease financing products to Saab dealers in the U.S.  Mr. Adams, who will serve as Chairman of General Automotive’s Audit Committee once that body is established, is a C.P.A.  He holds a bachelor’s degree in Finance from St. Mary’s University, awarded in 1968.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Automotive Company

/s/Joseph L. DeFrancisci
Joseph L. DeFrancisci
President and CEO

Date:       June 18, 2008